As filed with the Securities and Exchange Commission on January 8, 2016

                Registration No. 333-197409

United States

SECURITIES AND EXCHANGE cOMMISSION

Washington, D.C. 20549

___________________________

Post-effective amendment no. 1

To

fOrm S-1

registration statement under the securities act of 1933

___________________________

RESTORGENEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	2834 (Primary Standard Industrial Classification Code Number)	30-0645032 (I.R.S. Employer Identification Number)

2150 E. Lake Cook Road, Suite 750

Buffalo Grove, Illinois 60089

(Address of principal executive offices) (Zip code)

___________________________

Stephen M. Simes

Chief Executive Officer

RestorGenex Corporation

2150 E. Lake Cook Road, Suite 750

Buffalo Grove, Illinois 60089

(847) 777-8092

(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copies requested to:

Amy E. Culbert, Esq.

Fox Rothschild LLP

222 South Ninth Street, Suite 2000

Minneapolis, Minnesota 55402

(612) 607-7287

___________________________

Approximate date of commencement of proposed sale to public: This Post-Effective Amendment is being filed to deregister all of the unsold securities previously registered under the Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer (Do not check if a smaller reporting company) ☐	Smaller reporting company ☒

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

On July 14, 2014, RestorGenex Corporation (the “Company”) filed a registration statement on Form S-1, Registration No. 333-197409 (the “Registration Statement”), with the Securities and Exchange Commission to register the sale of up to 8,949,142 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), held by the selling stockholders named in the Registration Statement, and 2,684,743 shares of Common Stock issuable upon the exercise of warrants held by the selling stockholders named in the Registration Statement. The Registration Statement was declared effective on July 31, 2014.

The Company is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister all of the shares of Common Stock that have not been sold pursuant to the Registration Statement as of the date hereof. Pursuant to the undertaking contained in the Registration Statement to remove from registration by means of a post-effective amendment any of the shares of Common Stock being registered which remain unsold, the Company hereby amends the Registration Statement to remove from registration the shares of Common Stock covered by the Registration Statement that remain unsold.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Buffalo Grove, State of Illinois, on January 8, 2016.

RESTORGENEX CORPORATION

(Registrant)

By:	/s/ Stephen M. Simes
Stephen M. Simes
Chief Executive Officer